Exhibit 99.1

PRESS RELEASE

MagnaChip Reports Results for Third Quarter 2020

•	Completed sale of the Foundry Services Group business and Fab 4 on September 1, 2020

•	Cash balance as of September 30, 2020 was $542.1 million including approximately $350.6 million cash proceeds

•	Paid $227.4 million to fully redeem 6.625% 2021 Senior Notes on October 2, 2020, lowering the future interest expense by approximately $16 million annually

•	Revenue of $124.8 million, including $8.6 million revenue from transitional foundry service, increased 5% sequentially, exceeding high-end of the guidance range

•	Gross profit margin of 22.9% reflecting approximately 300 bps negative impact from one-time items

•

Net income of $273.0 million, including income from discontinued operations reflecting the $287.1 million gain on sale of the Foundry Services Group business and Fab 4; GAAP earnings per share of $7.74, including income from discontinued operations

•	Net income from continuing operations of $8.5 million; GAAP diluted earnings per share from continuing operations of 21 cents

•	Non-GAAP diluted earnings per share from continuing operations of 14 cents

SEOUL, South Korea, October 29, 2020 — MagnaChip Semiconductor Corporation (NYSE: MX) (“MagnaChip” or the “Company”) today announced financial results for the third quarter of 2020.

“Q3 represented a pivotal chapter of MagnaChip as we successfully closed the sale of the Foundry business and Fab 4 that ultimately resulted in MagnaChip becoming a pure-play Products company with a very healthy balance sheet. Across the company, we are making well-planned moves to realign our resources, sharpen our R&D focus on key priority areas, and improve our operational efficiency,” said YJ Kim, MagnaChip’s chief executive officer. “During the third quarter, we also delivered solid performance with a 5% sequential revenue growth and a healthy bottom line despite the market disruptions caused by pandemic and geopolitical tension.”

“More importantly, the upswing in demand which began in July has continued into the fourth quarter thus far. We are encouraged by the robust growth opportunities ahead of us, which creates a stronger foundation for profitable growth. We continue to push the envelope on enhancing our competitive position through continuous technology advancement, addressable market expansion and strategic customer engagements.”

Q3 2020 Financial Highlights

	In thousands of US dollars, except share data
	GAAP
	Q3 2020	Q2 2020	Q/Q change			Q3 2019	Y/Y change
Revenues
Standard Products Business
Display Solutions	69,583	69,176	up	0.6%		90,550	down	23.2%
Power Solutions	46,679	39,779	up	17.3%		48,723	down	4.2%
Transitional Fab 3 foundry services(1)	8,551	9,873	down	13.4%		9,894	down	13.6%
Gross Profit Margin	22.9%	27.0%	down	4.1	% pts	23.6%	down	0.7	% pts
Operating Income	3,223	8,622	down	62.6%		14,336	down	77.5%
Income (loss) from continuing operations	8,461	11,774	down	28.1%		(14,244)	up	159.4%
Diluted earnings (loss) per common share—(Continuing operations)	0.21	0.28	down	25.0%		(0.41)	up	151.2%
Net Income (Loss)(2)	272,962	29,171	up	835.7%		(1,607)	up	17,085.8%
Basic Earnings (Loss) per Common Share	7.74	0.84	up	821.4%		(0.05)	up	15,580.0%
Diluted Earnings (Loss) per Common Share	5.89	0.65	up	806.2%		(0.05)	up	11,880.0%

	In thousands of US dollars, except share data
	Non-GAAP(3)
	Q3 2020	Q2 2020	Q/Q change			Q3 2019	Y/Y change
Adjusted Operating Income	8,823	10,125	down	12.9%		14,766	down	40.2%
Adjusted EBITDA	11,731	12,711	down	7.7%		17,404	down	32.6%
Adjusted Net Income	5,147	4,753	up	8.3%		8,204	down	37.3%
Adjusted Earnings per Common Share—Diluted	0.14	0.13	up	7.7%		0.21	down	33.3%

(1)

Following the consummation of the sale of the Foundry Services Group business and Fab 4, and for a period up to three years, the Company will provide transitional foundry services to the buyer for Foundry products manufactured in the Company’s fabrication facility located in Gumi (“Transitional Fab 3 Foundry Services”). Management believes that disclosing revenue of the Transitional Fab 3 Foundry Services separately from the standard products business allows investors to better understand the results of our core standard products display solutions and power solutions businesses.

(2)

In the third quarter, total net income of $273.0 million included income from discontinued operations, net of tax, of $264.5 million, primarily attributable to the recognition of $287.1 million as gain on sale of the Foundry Services Group and Fab 4.

(3)

Management believes that non-GAAP financial measures, when viewed in conjunction with GAAP results, can provide a meaningful understanding of the factors and trends affecting MagnaChip’s business and operations and assist in evaluating our core operating performance. However, such non-GAAP financial measures have limitations and should not be considered as a substitute for net income from continuing operations or as a better indicator of our operating performance than measures that are presented in accordance with GAAP. A reconciliation of GAAP results to non-GAAP results is included in this press release.

Q4 2020 Financial Guidance

The COVID-19 global pandemic is still evolving and continues to reduce our forward visibility. While actual results may vary, MagnaChip currently anticipates for Q4 2020:

•	Revenue to be in the range of $128 million to $136 million, which represents approximately 3% to 9% sequential growth, including $10 million to $11 million of the Transitional Fab 3 Foundry Services.

•	Gross profit margin to be in the range of 25% to 27%.

Third Quarter 2020 Earnings Conference Call

MagnaChip will host a conference call at 5 p.m. Eastern Time on October 29, 2020. The conference call will be webcast live and also is available by dialing toll-free at 1-844-536-5472. International call-in participants can dial 1-614-999-9318. The conference ID number is 7584769. Participants are encouraged to initiate their calls at least 10 minutes in advance of the 5 p.m. Eastern Time start time to ensure a timely connection. The webcast and earnings release will be accessible at www.magnachip.com. A replay of the conference call will be available the same day and will run for 72 hours. The replay dial-in numbers are 1-404-537-3406 or toll-free at 1-855-859-2056. The access code is 7584769.

Safe Harbor for Forward-Looking Statements

Information in this release regarding MagnaChip’s forecasts, business outlook, expectations and beliefs are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These statements include statements about MagnaChip’s future operating and financial performance, outlook and business plans, including fourth quarter 2020 revenue and gross profit margin expectations, and the impact of the COVID-19 pandemic and escalated trade tensions on MagnaChip’s fourth quarter 2020 and future operating results. All forward-looking statements included in this release are based upon information available to MagnaChip as of the date of this release, which may change, and we assume no obligation to update any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to such differences include the impact of changes in macroeconomic and/or general economic conditions, including those caused by or related to the COVID-19 outbreak, recessions, economic instability and the outbreak of disease; the impact of competitive products and pricing; timely design acceptance by our customers; timely introduction of new products and technologies; ability to ramp new products into volume production; industry wide shifts in supply and demand for semiconductor products; industry and/or company overcapacity; effective and cost efficient utilization of manufacturing capacity; financial stability in foreign markets and the impact of foreign exchange rates; unanticipated costs and expenses or the inability to identify expenses which can be eliminated; compliance with U.S. and international trade and export laws and regulations by us and our distributors; public health issues, including the COVID-19 pandemic; other business interruptions that could disrupt supply or delivery of, or demand for, MagnaChip’s products, including uncertainties regarding the impacts of the COVID-19 pandemic that may result in factory closures, reduced workforces, scarcity of raw materials and goods produced in infected areas, as well as reduced consumer and business spending affecting demand for MagnaChip’s products due to government and private sector mandatory business closures, travel restrictions or the like to prevent the spread of disease; and other risks detailed from time to time in MagnaChip’s filings with the SEC, including our Form 10-K filed on February 21, 2020, our Form 10-Qs filed on May 11, 2020 and August 7, 2020 (all of which including that the impact of the COVID-19 pandemic may also exacerbate the risks discussed therein) and subsequent registration statements, amendments or other reports that we may file from time to time with the Securities and Exchange Commission and/or make available on our website. MagnaChip assumes no obligation and does not intend to update the forward-looking statements provided, whether as a result of new information, future events or otherwise.

About MagnaChip Semiconductor

MagnaChip is a designer and manufacturer of analog and mixed-signal semiconductor platform solutions for communications, IoT, consumer, industrial and automotive applications. The Company provides a broad range of standard products and manufacturing services to customers worldwide. MagnaChip, with more than 40 years of operating history, owns a portfolio of approximately 1,200 registered patents and pending applications, and has extensive engineering, design and manufacturing process expertise. For more information, please visit www.magnachip.com. Information on or accessible through MagnaChip’s website is not a part of, and is not incorporated into, this release.

CONTACTS:

In the United States: So-Yeon Jeong Head of Investor Relations Tel. +1-408-712-6151 Investor.relations@magnachip.com	In Korea: Chankeun Park Director of Public Relations Tel. +82-2-6903-5223 chankeun.park@magnachip.com

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands of US dollars, except share data)

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2020	2020	2019	2020	2019
Revenues:
Net sales – standard products business	$116,262	$108,955	$139,273	$335,953	$371,543
Net sales – transitional Fab 3 foundry services	8,551	9,873	9,894	28,161	25,776
Total revenues	124,813	118,828	149,167	364,114	397,319
Cost of sales:
Cost of sales – standard products business	87,494	76,817	104,018	245,917	285,643
Cost of sales – transitional Fab 3 foundry services	8,731	9,873	9,894	28,341	25,776
Total cost of sales	96,225	86,690	113,912	274,258	311,419
Gross profit	28,588	32,138	35,255	89,856	85,900
Gross profit as a percentage of standard products business net sales	24.7%	29.5%	25.3%	26.8%	23.1%
Gross profit as a percentage of total revenues	22.9%	27.0%	23.6%	24.7%	21.6%
Operating expenses:
Selling, general and administrative expenses	12,888	12,408	10,686	37,398	33,817
Research and development expenses	12,477	11,108	10,233	34,094	34,049
Other charges	—	—	—	554	—
Total operating expenses	25,365	23,516	20,919	72,046	67,866
Operating income:	3,223	8,622	14,336	17,810	18,034
Interest expense	(5,485)	(5,430)	(5,539)	(16,522)	(16,615)
Foreign currency gain (loss), net	8,864	8,469	(21,985)	(13,638)	(44,166)
Loss on early extinguishment of long-term borrowings, net	—	—	—	—	(42)
Other income, net	714	791	678	2,343	1,816
Income (loss) from continuing operations before income tax expense	7,316	12,452	(12,510)	(10,007)	(40,973)
Income tax expense (benefit)	(1,145)	678	1,734	836	3,316
Income (loss) from continuing operations	8,461	11,774	(14,244)	(10,843)	(44,289)
Income (loss) from discontinued operations, net of tax	264,501	17,397	12,637	289,227	(963)
Net income (loss)	$272,962	$29,171	$(1,607)	$278,384	$(45,252)
Basic earnings (loss) per common share—
Continuing operations	$0.24	$0.34	$(0.41)	$(0.31)	$(1.29)
Discontinued operations	7.50	0.50	0.36	8.24	(0.03)
Total	$7.74	$0.84	$(0.05)	$7.93	$(1.32)
Diluted earnings (loss) per common share—
Continuing operations	$0.21	$0.28	$(0.41)	$(0.31)	$(1.29)
Discontinued operations	5.68	0.37	0.36	8.24	(0.03)
Total	$5.89	$0.65	$(0.05)	$7.93	$(1.32)
Weighted average number of shares—
Basic	35,280,864	35,092,312	34,357,745	35,089,479	34,266,513
Diluted	46,581,788	46,474,237	34,357,745	35,089,479	34,266,513

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands of US dollars, except share data)

(Unaudited)

	September 30,	December 31,
	2020	2019
Assets
Current assets
Cash and cash equivalents	$542,111	$151,657
Accounts receivable, net	57,772	47,447
Inventories, net	33,631	41,404
Other receivables	4,551	10,200
Prepaid expenses	8,265	9,003
Hedge collateral	9,650	9,820
Other current assets	8,338	10,013
Current assets held for sale	—	99,821
Total current assets	664,318	379,365
Property, plant and equipment, net	77,489	73,068
Operating lease right-of-use assets	2,032	1,876
Intangible assets, net	2,877	2,769
Long-term prepaid expenses	2,138	5,757
Other non-current assets	8,598	9,059
Non-current assets held for sale	—	123,434
Total assets	$757,452	$595,328
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$40,497	$40,376
Other accounts payable	7,639	6,410
Accrued expenses	41,630	44,799
Accrued income taxes	14,038	1,569
Operating lease liabilities	1,390	1,625
Current portion of long-term borrowings, net	306,567	—
Other current liabilities	7,652	2,014
Current liabilities held for sale	—	37,040
Total current liabilities	419,413	133,833
Long-term borrowings, net	—	304,743
Accrued severance benefits, net	51,953	51,181
Other non-current liabilities	7,782	9,671
Non-current liabilities held for sale	—	110,881
Total liabilities	479,148	610,309
Commitments and contingencies
Stockholders’ equity
Common stock, $0.01 par value, 150,000,000 shares authorized, 44,595,393 shares issued and 35,489,720 outstanding at September 30, 2020 and 43,851,991 shares issued and 34,800,312 outstanding at December 31, 2019	447	439
Additional paid-in capital	159,840	152,404
Retained earnings (deficit)	220,253	(58,131)
Treasury stock, 9,105,673 shares at September 30, 2020 and 9,051,679 shares at December 31, 2019, respectively	(107,649)	(107,033)
Accumulated other comprehensive income (loss)	5,413	(2,660)
Total stockholders’ equity (deficit)	278,304	(14,981)
Total liabilities and stockholders’ equity	$757,452	$595,328

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of US dollars)

(Unaudited)

	Three Months Ended	Nine Months Ended
	September 30, 2020	September 30, 2020	September 30, 2019
Cash flows from operating activities
Net income (loss)	$272,962	$278,384	$(45,252)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation and amortization	2,854	13,333	24,661
Provision for severance benefits	3,971	14,150	10,491
Amortization of debt issuance costs and original issue discount	619	1,824	1,712
Loss (gain) on foreign currency, net	(19,788)	6,609	50,512
Restructuring and other charges	349	490	470
Provision for inventory reserves	2,226	4,079	9,255
Stock-based compensation	2,046	4,754	1,920
Loss on early extinguishment of long-term borrowings, net	—	—	42
Gain on sale of discontinued operations	(287,117)	(287,117)	—
Others	196	85	61
Changes in operating assets and liabilities
Accounts receivable, net	(16,145)	(16,583)	(32,812)
Unbilled accounts receivable, net	3,327	14,260	14,208
Inventories	15,450	1,390	(15,576)
Other receivables	6,044	6,111	(4,814)
Other current assets	4,396	9,143	6,356
Accounts payable	(10,103)	(5,156)	27,585
Other accounts payable	(2,136)	(8,034)	(10,074)
Accrued expenses	1,830	1,991	3,831
Accrued income taxes	12,197	12,546	(583)
Other current liabilities	1,372	2,243	(5,766)
Other non-current liabilities	1,630	2,868	808
Payment of severance benefits	(1,616)	(5,888)	(6,195)
Others	(88)	59	(821)
Net cash provided by (used in) operating activities	(5,524)	51,541	30,019
Cash flows from investing activities
Proceeds from settlement of hedge collateral	2,174	8,029	12,625
Payment of hedge collateral	—	(7,841)	(17,024)
Purchase of property, plant and equipment	(7,511)	(16,353)	(16,693)
Payment for intellectual property registration	(191)	(664)	(907)
Collection of guarantee deposits	844	891	539
Payment of guarantee deposits	(40)	(611)	(1,330)
Proceeds from sale of discontinued operations	350,553	350,553	—
Other	5	26	225
Net cash provided by (used in) investing activities	345,834	334,030	(22,565)
Cash flows from financing activities
Repurchase of long-term borrowings	—	—	(1,175)
Proceeds from exercise of stock options	2,027	2,690	1,038
Acquisition of treasury stock	—	(1,021)	(2,588)
Repayment of financing related to water treatment facility arrangement	(135)	(402)	(415)
Repayment of principal portion of lease liabilities	(46)	(165)	(174)
Net cash provided by (used in) financing activities	1,846	1,102	(3,314)
Effect of exchange rates on cash and cash equivalents	7,131	3,781	(5,237)
Net increase (decrease) in cash and cash equivalents	349,287	390,454	(1,097)
Cash and cash equivalents
Beginning of the period	192,824	151,657	132,438
End of the period	$542,111	$542,111	$131,341

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

RECONCILIATION OF OPERATING INCOME TO ADJUSTED OPERATING INCOME

(In thousands of US dollars)

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2020	2020	2019	2020	2019
Operating income	$3,223	$8,622	$14,336	$17,810	$18,034
Adjustments:
Equity-based compensation expense	2,101	1,503	430	4,366	1,661
Inventory reserve related to Huawei	2,331	—	—	2,331	—
Expenses related to Fab 3 power outage	1,168	—	—	1,168	—
Others	—	—	—	554	585
Adjusted operating income	$8,823	$10,125	$14,766	$26,229	$20,280

We present Adjusted Operating Income as supplemental measures of our performance. We define Adjusted Operating Income for the periods indicated as operating income adjusted to exclude (i) Equity-based compensation expense, (ii) Inventory reserve related to Huawei, (iii) Expenses related to Fab 3 power outage and (iv) Others. For the three and nine months ended September 30, 2020, inventory reserve related to Huawei eliminates a $2,331 thousand excess and obsolete inventory charge that we recorded in relation to the US Government’s export restrictions on Huawei. During the same periods, expenses related to Fab 3 power outage eliminate $1,168 thousand related to the write-off of the damaged work in process wafers and charges for facility recovery. For the nine months ended September 30, 2020, others primarily eliminates non-recurring professional fees and expenses incurred in connection with certain treasury and finance initiatives incurred during the three months ended March 31, 2020. For the nine months ended September 30, 2019, others eliminates a $0.6 million legal settlement charge related to dispute with a prior customer and a legal expense related to the indemnification of a former employee, which was borne by us under a negotiated separation agreement during the three months ended March 31, 2019.

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA AND ADJUSTED NET INCOME

(In thousands of US dollars, except share data)

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2020	2020	2019	2020	2019
Income (loss) from continuing operations	$8,461	$11,774	$(14,244)	$(10,843)	$(44,289)
Adjustments:
Interest expense, net	4,875	4,736	4,865	14,541	14,776
Income tax expense (benefit)	(1,145)	678	1,734	836	3,316
Depreciation and amortization	2,854	2,544	2,601	7,968	7,703
EBITDA	15,045	19,732	(5,044)	12,502	(18,494)
Equity-based compensation expense	2,101	1,503	430	4,366	1,661
Foreign currency loss (gain), net	(8,864)	(8,469)	21,985	13,638	44,166
Derivative valuation loss (gain), net	(50)	(55)	33	(222)	169
Loss on early extinguishment of long-term borrowings, net	—	—	—	—	42
Inventory reserve related to Huawei	2,331	—	—	2,331	—
Expenses related to Fab 3 power outage	1,168	—	—	1,168	—
Others	—	—	—	554	585
Adjusted EBITDA	11,731	12,711	17,404	34,337	28,129
Income (loss) from continuing operations	$8,461	$11,774	$(14,244)	$(10,843)	$(44,289)
Adjustments:
Equity-based compensation expense	2,101	1,503	430	4,366	1,661
Foreign currency loss (gain), net	(8,864)	(8,469)	21,985	13,638	44,166
Derivative valuation loss (gain), net	(50)	(55)	33	(222)	169
Loss on early extinguishment of long-term borrowings, net	—	—	—	—	42
Inventory reserve related to Huawei	2,331	—	—	2,331	—
Expenses related to Fab 3 power outage	1,168	—	—	1,168	—
Others	—	—	—	554	585
Adjusted Net Income	$5,147	$4,753	$8,204	$10,992	$2,334
Adjusted Net Income per common share—
- Basic	$0.15	$0.14	$0.24	$0.31	$0.07
- Diluted	$0.14	$0.13	$0.21	$0.30	$0.07
Weighted average number of shares – basic	35,280,864	35,092,312	34,357,745	35,089,479	34,266,513
Weighted average number of shares – diluted	46,581,788	36,330,083	45,516,245	36,151,622	34,955,722

We present Adjusted EBITDA and Adjusted Net Income as supplemental measures of our performance. We define Adjusted EBITDA for the periods indicated as EBITDA (as defined below), adjusted to exclude (i) Equity-based compensation expense, (ii) Foreign currency loss (gain), net, (iii) Derivative valuation loss (gain), net, (iv) Loss on early extinguishment of long-term borrowings, net, (v) Inventory reserve related to Huawei, (vi) Expenses related to Fab 3 power outage and (vii) Others. For the three and nine months ended September 30, 2020, inventory reserve related to Huawei eliminates a $2,331 thousand excess and obsolete inventory charge that we recorded in relation to the US Government’s export restrictions on Huawei. During the same periods, expenses related to Fab 3 power outage eliminate $1,168 thousand related to the write-off of the damaged work in process wafers and charges for facility recovery. For the nine months ended September 30, 2020, others primarily eliminates non-recurring professional fees and expenses incurred in connection with certain treasury and finance initiatives incurred during the three months ended March 31, 2020. For the nine months ended September 30, 2019, others eliminates a $0.6 million legal settlement charge related to dispute with a prior customer and a legal expense related to the indemnification of a former employee, which was borne by us under a negotiated separation agreement during the three months ended March 31, 2019. EBITDA for the periods indicated is defined as Income (loss) from continuing operations before interest expense, net, income tax expense (benefit) and depreciation and amortization.

We prepare Adjusted Net Income by adjusting income (loss) from continuing operations to eliminate the impact of a number of non-cash expenses and other items that may be either one time or recurring that we do not consider to be indicative of our core ongoing operating performance. We believe that Adjusted Net Income is particularly useful because it reflects the impact of our asset base and capital structure on our operating performance. We define Adjusted Net Income for the periods as income (loss) from continuing operations, adjusted to exclude (i) Equity-based compensation expense, (ii) Foreign currency loss (gain), net, (iii) Derivative valuation loss (gain), net, (iv) Loss on early extinguishment of long-term borrowings, net, (v) Inventory reserve related to Huawei, (vi) Expenses related to Fab 3 power outage and (vii) Others. For the three and nine months ended September 30, 2020, inventory reserve related to Huawei eliminates a $2,331 thousand excess and obsolete inventory charge that we recorded in relation to the US Government’s export restrictions on Huawei. During the same periods, expenses related to Fab 3 power outage eliminate $1,168 thousand related to the write-off of the damaged work in process wafers and charges for facility recovery. For the nine months ended September 30, 2020, others primarily eliminates non-recurring professional fees and expenses incurred in connection with certain treasury and finance initiatives incurred during the three months ended March 31, 2020. For the nine months ended September 30, 2019, others eliminates a $0.6 million legal settlement charge related to dispute with a prior customer and a legal expense related to the indemnification of a former employee, which was borne by us under a negotiated separation agreement during the three months ended March 31, 2019.